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                                                                  Exhibit 10.44

                                                              February 16, 1996


                                CONTRACT OF SALE


         This Agreement is entered into by and among HAROLD RUBENSTEIN, BEVERLY RUBENSTEIN, THE RUBENSTEIN FAMILY TRUST, and H & S BROADWAY, an Arizona general partnership (collectively referred to as "Seller") and GENERAL PARAMETRICS CORPORATION, a Delaware corporation ("Purchaser").

                             W I T N E S S E T H :

         FOR AND IN CONSIDERATION of the promises, undertakings, and mutual covenants of the parties herein set forth, Seller hereby agrees to sell and Purchaser hereby agrees to purchase and pay for all that certain property hereinafter described in accordance with the following terms and conditions:

                                    ARTICLE I
                                    PROPERTY

         The conveyance by Seller to Purchaser shall include the following:

                  a. that certain tract or parcel of land situated at 1800 North Stone Avenue in Tucson, Pima County, Arizona, said tract being more particularly described on Exhibit "A" attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent strips or gores, streets, alleys or rights-of-way and all rights of ingress and egress thereto (the property described in this clause is herein referred to collectively as the "Stone Parcel");

                  b. that certain tract or parcel of land situated at 1804 South Euclid Avenue in Tucson, Pima County, Arizona, said tract being more particularly described on Exhibit "B" attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent strips or gores, streets, alleys or rights-of-way and all rights of ingress and egress thereto (the property described in this clause is herein referred to collectively as the "Euclid Parcel");

                  c. the buildings and other improvements on the Stone Parcel or Euclid Parcel, as appropriate (the property described in this clause is herein referred to collectively as the "Improvements");

                  d. the personal property owned by Seller upon the Stone Parcel or Euclid Parcel, as appropriate, within the Improvements, as appropriate, including specifically, without limitation, heating, ventilation and air conditioning systems and equipment, appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property (excluding cash) used in connection with the operation of the parcel and Improvements (the property described in this clause is herein referred to collectively as the "Personal Property");
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                  e. all of Seller's right, title and interest in the written agreement by which the Stone Parcel is leased to Ellis Metals, Inc. (the property described in this clause is herein referred to collectively as the "Lease");

                  f. all of Seller's right, title and interest in and to all assignable warranties and guaranties (express or implied) issued to Seller in connection with the Stone Parcel or Euclid Parcel, as appropriate (the property described in this clause is sometimes herein referred to collectively as the "Intangibles").

         The Stone Parcel and Euclid Parcel together with the Improvements, Personal Property, Lease, and Intangibles pertaining to such parcel(s), as appropriate, are hereinafter sometimes referred to collectively as the "Subject Property."

                                   ARTICLE II
                                 PURCHASE PRICE

         1. Stone Parcel. The purchase price to be paid by Purchaser to Seller for the Stone Parcel and the Improvements, Personal Property, Lease and Intangibles pertaining to such parcel, shall be $647,059, payable as follows:

                  a. $100,000 of the total purchase price shall be payable in cash at closing.

                  b. The balance of the purchase price shall be paid by Purchaser's execution and delivery at the closing of a promissory note (the "Note") payable to Seller in the amount of $547,059.

         2. Euclid Parcel. The purchase price to be paid by Purchaser to Seller for the Euclid Parcel and the Improvements, Personal property, and Intangibles pertaining to such parcel, shall be $452,941, payable as follows:

                  a. $50,000 of the total purchase price shall be payable in cash at closing.

                  b. The balance of the purchase price shall be paid by Purchaser's execution and delivery at the closing of a promissory note (the "Note") payable to Seller in the amount of $402,941.

         3. Promissory Notes. Each of the promissory notes referenced in paragraph A and B shall provide for and be secured as follows:

                  a. The Note shall bear interest at the rate of nine percent (9%) per annum.

                  b. The principal balance of the Note shall be due and payable in full on the third (3rd) anniversary of the date of execution of the
         Note in an amount equal to the original face amount of the Note. Interest, computed on the unpaid principal balance of the Note, shall be due and payable in monthly installments as it accrues, the first of such installments to be due and payable on the first (1st) day of the second month following the closing, and an installment of interest to be due and payable monthly on the first day of each succeeding month until maturity of the Note when all then accrued but unpaid interest on the outstanding principal balance of the note shall be finally due and payable;

                  c. The Note shall provide that it may be prepaid at any time, in whole or in part, without premium or penalty, and that interest shall immediately cease to accrue on any part of the note so prepaid; any partial prepayment shall be applied to the next maturing installment of principal due on the Note;
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                  d. The Note shall be secured by a deed of trust (the "Deed of
         Trust") which encumbers the Subject Property, which Deed of Trust will be executed and delivered at the Closing;

                  e. Both the Note and the Deed of Trust shall provide that upon the occurrence of a monetary default thereunder Seller must provide Purchaser with written notice thereof and permit Purchaser to have twenty (20) days from the date of the notice within which to cure the same before exercising any of its remedies thereunder and that upon the occurrence of a nonmonetary default thereunder Seller must provide Purchaser with written notice thereof and permit Purchaser to have thirty (30) days from the date of the notice within which to cure the same before exercising any of its remedies thereunder;

                  f. The Note and Deed of Trust shall each contain a provision requiring that if the holder of the Note is at any time more than one person or entity all such persons shall jointly arrange among themselves for the appointment of one person or entity to receive all notices on behalf of such persons and entities, to execute any and all documents, consents and instruments required to be executed by the holder of the Note under the terms of the Note or Deed of Trust and to take any and all action required or permitted to the holder of the Note; and

                  g. Both the Note and the Deed of Trust shall otherwise be in form and substance satisfactory to counsel for Purchaser and Seller.


                                   ARTICLE III
                        PRE-CLOSING OBLIGATIONS OF SELLER

         Within ten (10) days from the date of execution of this Agreement, Seller shall furnish to Purchaser, at Seller's sole cost and expense (except for item i, the cost of which shall be split equally between Purchaser and Seller), each of the following (collectively, the "Due Diligence Items"):

                  a. Current commitments (the "Title Commitments") for the issuance of an owner's policy of title insurance to the Purchaser from ____________________________________________ (the "Title Company"),
         together with good and legible copies of all documents constituting exceptions to Seller's title as reflected in the Title Commitments;

                  b. A list of all service contracts, warranties, management, maintenance, or other agreements affecting the Subject Property, if any, together with copies of same. Seller agrees not to enter into any additional contracts, warranties, or agreements prior to closing which would be binding on Purchaser and which cannot be cancelled by Purchaser upon thirty (30) days written notice without cost, penalty, or obligation unless such service contracts or other agreements are approved in writing by Purchaser;

                  c. Copies of all licenses, permits, applications, authorizations, certificates of occupancy, governmental approvals and other entitlements relating to the Subject Property and the operation thereof, if any;

                  d. True and correct copies of the tax statements covering the Subject Property or any part thereof for each of the two (2) years prior to the current year and, if available, for the current year;

                  e. True and correct copies of any existing option contracts, construction contracts, and architectural contracts relating to all or any portion of the Subject Property;


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                  f. A schedule of all Personal Property (specifying if any such
         Personal Property is leased);

                  g. A list of any unwritten agreements affecting the Subject Property to which Seller is a party or of which Seller has knowledge;

                  h. All other information of any kind whatsoever in the possession of Seller and pertaining to the ownership and operation of the Subject Property; and

                  i. No later than January 24, 1996, Seller shall provide Purchaser with updated as-built surveys prepared by a licensed professional engineer or surveyor acceptable to Purchaser, which surveys shall: (a) include a metes and bounds legal description of the Subject Property; (b) accurately show all improvements, encroachments and uses and accurately show all easements and encumbrances visible or listed on the title commitment (identifying each by recording reference if applicable); (c) recite the exact number of square feet included within the Subject Property and the dimensions of the surface perimeter of all Improvements; (d) state whether the Subject Property (or any portion thereof) lies within a flood zone or flood prone area; (e) contain a certificate verifying that the survey was made on the ground, that the survey is correct, that there are no improvements, encroachments, easements, uses or encumbrances except as shown on the survey plat, that the area represented for the Subject Property and the Improvements has been certified by the surveyor as being correct and that the Subject Property does not lie within any flood zone or flood prone area, except as indicated thereon, the Subject Property has access to public streets as indicated thereon; and (f) otherwise be in form satisfactory to Purchaser.

         Notwithstanding anything to the contrary contained herein, Purchaser hereby agrees that, in the event Purchaser terminates this Agreement for any reason, then, at the request of Seller, Purchaser shall return to Seller all Due Diligence Items which have been delivered by Seller to Purchaser in connection with Purchaser's inspection of the Subject Property or shall destroy the Due Diligence Items.

                                   ARTICLE IV
                             TITLE INSPECTION PERIOD

         Purchaser shall have a period of thirty (30) days following the date on which Purchaser receives the last of the items to be provided to Purchaser pursuant to subparagraph (a) of Article III hereinabove in which to review and approve each such item (the "Title Review Period"). If the information to be provided pursuant to subparagraph (a) of Article III reflect or discloses any defect, exception or other matter affecting the Subject Property ("Title Defects") that is unacceptable to Purchaser, then prior to the expiration of the Title Review Period, Purchaser shall provide Seller with written notice of Purchaser's objections. Seller may, at its sole option, elect to cure or remove the objections raised by Purchaser; provided, however, that Seller shall have no obligation to do so. Should Seller elect to attempt to cure or remove the objections, Seller shall have ten (10) days from the date of Purchaser's written notice of objections (the


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"Cure Period") in which to accomplish the cure. In the event Seller either elects not to cure or remove the objections or is unable to accomplish the cure prior to the expiration of the Cure Period, then Seller shall so notify Purchaser in writing specifying which objections Seller does not intend to cure, and then Purchaser shall be entitled, as Purchaser's sole and exclusive remedies, either to terminate this Agreement by providing written notice of termination to Seller within ten (10) days from the date on which Purchaser receives Seller's no-cure notice or waive the objections and close this transaction as otherwise contemplated herein. If Purchaser shall fail to notify Seller in writing of any objections to the state of Seller's title to the Subject Property as shown by the Title Commitments, then Purchaser shall be deemed to have no objections to the state of Seller's title to the Subject Property as shown by the Title Commitments, and any exceptions to Seller's title which have not been objected to by Purchaser and which are described in the Title Commitment shall be considered to be "Permitted Exceptions." It is understood and agreed that the Subject Property will be conveyed to Purchaser subject to the Lease, and that such Lease shall be a Permitted Exception. It is further understood and agreed that any Title Defects which have been objected to by Purchaser and which are subsequently waived by Purchaser shall be Permitted Exceptions.

                                    ARTICLE V
                                INSPECTION PERIOD

         Purchaser, at Purchaser's sole expense, shall have the right to conduct any and all studies, audits, analyses, inspections, investigations, surveys, appraisals and/or tests of the Subject Property that Purchaser deems appropriate or necessary for a period of time expiring upon the Closing (the "Inspection Period"). Purchaser and Purchaser's duly authorized agents or representatives shall be permitted to enter upon the Subject Property at all reasonable times during the Inspection Period in order to conduct environmental assessments, engineering studies, soil tests and any other inspections and/or tests that Purchaser may deem necessary or advisable. Purchaser further agrees to indemnify and hold Seller harmless from any claims or damages, including reasonable attorneys' fees, resulting from Purchaser's inspection of the Subject Property. If Purchaser is not satisfied by its environmental assessment of the Stone Parcel and/or Euclid Parcel, Purchaser may terminate this Agreement with respect to the Stone Parcel and/or Euclid Parcel in its sole and absolute discretion at any time prior to the expiration of the


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Inspection Period. If this Agreement is terminated as to one parcel, but not as to the other parcel, the remaining parcel will be subject to the terms of the Agreement. If Purchaser shall provide written notice of cancellation regarding both parcels prior to the expiration of the Inspection Period, then this Agreement shall be cancelled, Purchaser shall return to Seller all of the Due Diligence Items provided by Seller, and thereafter neither Seller nor Purchaser shall have any continuing obligations one unto the other.

         With regard to the Stone Parcel, if based upon Purchaser's environmental assessments, remediation is necessary in the opinion of Purchaser's environmental engineers and legal counsel, and Purchaser has elected to proceed with the purchase of the Stone Parcel, then Purchaser shall pay the first $75,000 of remediation costs and expenses; and Seller shall indemnify and hold harmless Purchaser from and against all remediation costs and expenses in excess of $75,000; provided, however, that Seller's liability under this provision shall not exceed the amount of $75,000.

                                   ARTICLE VI
                   REPRESENTATIONS, WARRANTIES, AND COVENANTS

         Seller represents and warrants to Purchaser that Seller will have at closing good and indefeasible fee simple title to the Subject Property free and clear of all mortgages, liens, encumbrances, covenants, restrictions, rights-of-way, easements, and any other matters affecting title to the Subject Property except for the Permitted Exceptions.

         Seller further covenants and agrees with Purchaser that, from the date hereof until the closing, Seller shall not sell, assign, or convey any right, title, or interest whatsoever in or to the Subject Property, or create or permit to exist any lien, security interest, easement, encumbrance, charge, or condition affecting the Subject Property (other than the Permitted Exceptions) without promptly discharging the same prior to closing.

         Seller hereby further represents and warrants to Purchaser as follows:

                  a. There are no actions, suits, or proceedings pending or, to the best of Seller's knowledge, threatened against Seller or otherwise affecting any portion of the Subject Property, at law or in equity, or before or by any federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or instrumentality, domestic or foreign;

                  b. The execution by Seller of this Agreement and the consummation by Seller of the sale contemplated hereby have been duly authorized, and do not, and, at the closing date, will not, result in a breach of any of the terms or provisions of, or


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         constitute a default under any indenture, agreement, instrument, or obligation to which Seller is a party or by which the Subject Property or any portion thereof is bound, and do not, and at the closing date will not, constitute a violation of any regulation affecting the Subject Property;

                  c. From the date of execution of this Agreement through the date of closing, Seller shall continue to maintain the Subject Property in its present condition, subject to ordinary wear and tear and Article XII hereof; Seller shall not remove any fixtures, equipment, furnishings or other personal property from the Subject Property, nor shall Seller in any manner neglect the Subject Property;

                  d. At all times from the date hereof through the date of closing, Seller shall cause to be maintained in force fire and extended coverage insurance upon the Subject Property, and public liability insurance with respect to damage or injury to person or property occurring on the Subject Property in at least such amounts as are maintained by Seller on the date hereof;

                  e. Seller has not received any notice of any violation of any ordinance, regulation, law, or statute of any governmental agency pertaining to the Subject Property or any portion thereof;

                  f. Seller has not received any notices from any party of any defects or inadequacies in the Subject Property or any part thereof which would adversely affect the condition of the Subject Property or the insurability of the Subject Property or the premiums for the insurance therefor;

                  g. That, at closing, there will be no unpaid bills, claims, or liens in connection with any construction or repair of the Subject Property except for ones which will be paid in the ordinary course of business or which have been bonded around or the payment of which has otherwise been adequately provided for to the complete satisfaction of Purchaser;

                  h. From the date of execution of this Agreement through the date of closing, Seller will not enter into any new lease of any portion of the Subject Property or modify any existing lease covering space in the Subject Property without first obtaining the written consent of Purchaser;

                  i. To Seller's best knowledge, there are no material defects of any kind or nature in any of the improvements located on the parcels or comprising the Subject Property;

                  j. To the best of its knowledge, Seller is and has at all times been in compliance with all Environmental, Health and Safety Laws (as defined herein) governing the Subject Property, including, without limitation, Environmental, Health and Safety Laws with respect to discharges into the ground water, surface water and soil, emissions into the ambient air, and generation, accumulation, storage, treatment, transportation, transfer, labeling, handling, manufacturing, use, spilling, leaking, dumping, discharging, release or disposal of Hazardous Substances (as defined herein), or other Waste (as described herein). Seller is not currently liable for any penalties, fines or forfeitures for failure to comply with any Environmental, Health and Safety Laws. To the best of its knowledge, Seller is in full compliance with all notice, record keeping and reporting requirements of all Environmental, Health and Safety Laws, and has complied with all informational requests or demands arising under the Environmental, Health and Safety Laws;

                  k. To the best of its knowledge, Seller has obtained, or caused to be obtained, and is in full compliance with, all licenses, certificates, permits, approvals and registrations (collectively "Licenses") required by the Environmental, Health and Safety Laws for the ownership of the Subject Property, including, without limitation, all air emission, water discharge, water use and solid waste, hazardous waste and other Waste generation, transportation, transfer, storage, treatment or disposal Licenses, and Seller


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         is in full compliance with all the terms, conditions and requirements of such Licenses, and copies of such Licenses have been provided to Purchaser. There are no administrative or judicial investigations, notices, claims or other proceedings pending or, to the best of Seller's knowledge, threatened by any Governmental Authority or third parties against the Subject Property which question the validity or entitlement of Seller to any License required by the Environmental, Health and Safety Laws for the ownership of the Subject Property or wherein an unfavorable decision, ruling or finding could have a Material Adverse Effect on Seller, or which would impose any liability upon Purchaser in the event that the sale contemplated by this Agreement closes;

                  l. Seller has not received and is not aware of any non-compliance order, warning letter, notice of violation, claim, suit, action, judgment, or administrative or judicial proceeding pending against or involving the Subject Property issued by any Governmental Authority or third party with respect to any Environmental, Health and Safety Laws in connection with the ownership by Seller of the Subject Property which has not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any obligation, burden or continuing liability on Purchaser in the event that the sale contemplated by this Agreement closes, or which could have a Material Adverse Effect on Seller;

                  m. To the best of its knowledge, Seller is in full compliance with, and is not in breach of or default under any applicable writ, order, judgment, injunction, governmental communication or decree issued pursuant to the Environmental, Health and Safety Laws and no event has occurred or is continuing which, with the passage of time or the giving of notice or both, would constitute such non-compliance, breach or default thereunder, or affect the Subject Property;

                  n. To the best of its knowledge, Seller has not generated, manufactured, used, transported, transferred, stored, handled, treated, spilled, leaked, dumped, discharged, released or disposed, nor has Seller allowed or arranged for any third parties to generate, manufacture, use, transport, transfer, store, handle, treat, spill, leak, dump, discharge, release or dispose of, Hazardous Substances or other waste to or at the Subject Property other than a location on the Subject Property lawfully permitted to receive such Hazardous Substances or other waste for such purposes, nor has Seller performed, arranged for or allowed by any method or procedure such generation, manufacture, use, transportation, transfer, storage, treatment, spillage, leakage, dumping, discharge, release or disposal in contravention of any Environmental, Health and Safety Laws. To the best of its knowledge, Seller has not generated, manufactured, used, stored, handled, treated, spilled, leaked, dumped, discharged, released or disposed of, or allowed or arranged for any third parties to generate, manufacture, use, store, handle, treat, spill, leak, dump, discharge, release or dispose of, Hazardous Substances or other waste upon the Subject Property, except as permitted by law. For purposes of this paragraph, the term "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental, Health and Safety Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Health and Safety Laws, including, without limitation, the United States Department of Transportation Table (49 CFR 172, 101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and any amendments thereto; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601, et seq. (hereinafter collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq. (hereinafter, collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. Section 1311, et seq.; the Clean Air Act, as amended (42 U.S.C. Section 7401-7642); Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide


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         Act as amended, 7 U.S.C. Section 136-136y ("FIFRA"); the Emergency
         Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C.
         Section 11001, et seq. (Title III of SARA) ("EPCRA"); the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651, et seq. ("OSHA"); any similar state statute, or any future amendments to, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree. For purposes of this paragraph, the term "Waste" shall be construed broadly to include agricultural wastes, biomedical wastes, biological wastes, bulky wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge, solid wastes, special wastes, used oils, white goods, and yard trash;

                  o. To the best of its knowledge, Seller has not caused, or allowed to be caused or permitted, either by action or inaction, a Release or Discharge, or threatened Release or Discharge, of any Hazardous Substance on, into or beneath the surface of any parcel of the Subject Property. To the best of Seller's knowledge, there has not occurred, nor is there presently occurring, a Release or Discharge, or threatened Release or Discharge, of any Hazardous Substance on, into or beneath the surface of any parcel of the Subject Property. For purposes of this Section, the terms "Release" and "Discharge" shall have the meanings given them in the Environmental, Health and Safety Laws;

                  p. To the best of its knowledge, Seller has not generated, handled, manufactured, treated, stored, used, shipped, transported, transferred, or disposed of, nor has it allowed or arranged, by contract, agreement or otherwise, for any third parties to generate, handle, manufacture, treat, store, use, ship, transport, transfer or dispose of, any Hazardous Substance or other Waste to or at the Subject Property which, pursuant to CERCLA or any similar state law (i) has been placed on the National Priorities List or its state equivalent; or
         (ii) the Environmental Protection Agency or the relevant state agency has notified Seller that it has proposed or is proposing to place on the National Priorities List or its state equivalent. Seller has not received notice, and Seller has no knowledge of any facts which could give rise to any notice, that Seller is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA, RCRA or any other applicable Environmental Health and Safety Laws with respect to the Subject Property. To the best of its knowledge, Seller has not submitted nor was required to submit any notice pursuant to Section 103(c) of CERCLA with respect to the Subject Property. Seller has not received any written or oral request for information in connection with any federal or state environmental cleanup site, or in connection with any of the real property or premises where Seller has transported, transferred or disposed of other Wastes. Seller has not been required to and has not undertaken any response or remedial actions or clean-up actions of any kind at the request of any Governmental Authorities or at the request of any other third party. To the best of its knowledge, Seller has no liability under any Environmental, Health and Safety Laws for personal injury, property damage, natural resource damage, or clean up obligations;

                  q. Except as disclosed to Purchaser, Seller does not use, nor has it used, any Aboveground Storage Tanks or Underground Storage Tanks, and, to the best of its knowledge, there are not now nor have there ever been any Underground Storage Tanks on the Subject Property. For purposes of this paragraph, the terms "Aboveground Storage Tanks" and "Underground Storage Tanks" shall have the meanings given them in
         Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks or Underground Storage Tanks;

                  r. Schedule "C" identifies (i) all environmental audits, assessments or occupational health studies undertaken by Seller or its agents or, to the knowledge of Seller or the Seller Shareholders, undertaken by any Governmental Authority, or any third party, relating to or affecting the Subject Property; (ii) the results of any ground,


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         water, soil, air or asbestos monitoring undertaken by Seller or its agents or, to the knowledge of Seller, undertaken by any Governmental Authority or any third party, relating to or affecting the Subject Property; (iii) all written communications between Seller and any Governmental Authority arising under or related to Environmental, Health and Safety Laws; and (iv) all citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting the Subject Property;

                  s. Except as disclosed to Purchaser, to the best of Seller's knowledge, it has operated and continues to operate the Subject Property in compliance with all Environmental, Health & Safety Laws governing the handling, use and exposure to and disposal of asbestos or asbestos-containing materials. Except as disclosed to Purchaser, there are no claims, actions, suits, governmental investigations or proceedings before any Governmental Authority or third party pending, or, to the best of Seller's knowledge, threatened against or directly affecting the Subject Property or relating to the use, handling or exposure to and disposal of asbestos or asbestos-containing materials in connection with the Subject Property; and

                  t. As used in this Agreement, "Environmental, Health and Safety Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA.

All of the foregoing representations and warranties of Seller are made by Seller both as of the date hereof and as of the date of the closing hereunder and shall survive the closing hereunder.

         Purchaser represents to Seller that, as of the date hereof:

                  a. Purchaser is duly organized, validly existing and in good standing under the laws of the state of its organization; and

                  b. Except for approval by its Board of Directors and Shareholders, Purchaser has all the requisite power and authority, has taken all actions required by its organizational documents and applicable law, and has obtained all necessary consents, to execute and deliver this Agreement and to consummate the transactions contemplated in this Agreement.

The representations and warranties made by Seller and Purchaser shall survive for a period of one year after the Closing, and upon expiration of such one year, such representations and warranties shall expire.

                                   ARTICLE VII

                         CONDITIONS PRECEDENT TO CLOSING

         The obligation of Purchaser to close this Agreement shall, at the option of Purchaser, be subject to the following conditions precedent:

                  a. All of the representations, warranties and agreements of Seller set forth in this Agreement shall be true and correct in all material respects as of the date hereof and at closing, and Seller shall not have on or prior to closing, failed to meet, comply with or perform in any material respect any conditions or agreements on Seller's part as required by the terms of this Agreement.

                  b. There shall be no change in the matters reflected in the Title Commitments, and there shall not exist any encumbrance or title defect affecting the Subject Property not described in the Title Commitment except for the Permitted Exceptions.

                  c. No material and substantial change shall have occurred with respect to the Subject Property which would in any way affect the findings made in the inspection of the Subject Property described in
         Article V hereinabove.

                  d. Purchaser and all parties pursuant to that certain Merger Agreement dated December 1, 1995, shall have consummated the Closing as set forth in said Merger Agreement. Said Merger Agreement was entered into by and among Purchaser, EMCO Recycling Corp., Empire Metals, Inc., Copperstate Metals, Inc., Raymond Zack, David Zack, Gerald Zack, George Moorehead, Donald Moorehead, and Harold Rubenstein.

         If any such condition is not fully satisfied by closing, Purchaser may terminate this Agreement by written notice to Seller whereupon this Agreement shall be cancelled, and thereafter neither Seller nor Purchaser shall have any continuing obligations one unto the other.

                                  ARTICLE VIII

                                     CLOSING

         The closing hereunder shall take place at the offices of Seller's counsel in Phoenix, Arizona. The closing shall occur on or before June 30, 1996.

                                   ARTICLE IX
                         SELLER'S OBLIGATIONS AT CLOSING

         At the closing, Seller shall do the following:

                  a. Deliver to Purchaser special warranty deeds covering the Subject Property, duly signed and acknowledged by Seller, which deeds shall be in form reasonably acceptable to Purchaser for recording and shall convey to Purchaser good and indefeasible fee simple title to the Subject Property, free and clear of all mortgages, liens, rights-of-way, easements, and other matters affecting title to the Subject Property, except for the Permitted Exceptions.

                  b. Deliver or cause to be delivered to Purchaser an Owner Policy of Title Insurance (the "Title Policy") covering the Subject Property, in the amount of the Purchase Price pertaining to each parcel, in the form prescribed by the Arizona State Board of Insurance. Such Title Policy may contain as exceptions only the Permitted Exceptions and the standard printed exceptions except that: (i) the exception relating to restrictions against the Subject Property shall be deleted, except for such restrictions as may be included in the Permitted Exceptions; (ii) the exception relating to discrepancies, conflicts, or shortages in area or boundary lines, or any encroachment or overlapping of improvements which a survey might show shall be deleted except for shortages in area; and (iii) the exception relating to standby fees and ad valorem taxes shall except only to taxes owing for the current year and subsequent assessments for prior years due to change in land usage or ownership. The additional premium charged by the Title Company for modifying the survey exception shall be paid by Purchaser.

                  c. Deliver a bill of sale and a blanket assignment in form reasonably acceptable to Purchaser, duly executed and acknowledged by Seller, conveying and/or assigning to Purchaser the Personal Property and Intangibles of the Subject Property.

                  d. Deliver an assignment, in form reasonably acceptable to Purchaser, duly executed and acknowledged by Seller, assigning all of Seller's interest in and to the Lease, together with the executed original of the Lease.

                  e. Deliver such evidence or other documents that may be reasonably required by the Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Subject Property.

                  f. Deliver a non-withholding statement that will satisfy the requirements of Section 1445 of the Internal Revenue Code so that Purchaser is not required to withhold any portion of the purchase price for payment to the Internal Revenue Service.

                  g. Deliver to Purchaser all keys to all buildings and other improvements located on the Subject Property, combinations to any safes thereon, and security devices therein in Seller's possession.

                  h. Deliver to Purchaser a certificate executed by Seller remaking and reaffirming as of the closing all representations and warranties made by Seller to Purchaser in accordance with the provisions of Article VI hereinabove.

                  i. Deliver to Purchaser any other documents or items necessary or convenient in the reasonable judgment of Purchaser to carry out the intent of the parties under this Agreement.

                                    ARTICLE X
                       PURCHASER'S OBLIGATIONS AT CLOSING

         At the closing, Purchaser shall deliver to Seller the consideration set forth in Article II.

                                   ARTICLE XI
                              COSTS AND ADJUSTMENTS

         At closing, the following items shall be adjusted or prorated between Seller and Purchaser:

                  a. Ad valorem taxes for the Subject Property for the current calendar year shall be prorated as of the date of closing, and Seller shall pay to Purchaser in cash at closing Seller's pro rata portion of such taxes. Seller's pro rata portion of such taxes shall be based upon taxes actually assessed for the current calendar year or, if for any reason such taxes for the Subject Property have not been actually assessed, such proration shall be based upon the amount of such taxes for the immediately preceding calendar year.

                  b. All other income and ordinary operating expenses for or pertaining to the Subject Property including, but not limited to, public utility charges, maintenance, service charges, and all other normal operating charges of the Subject Property shall be prorated as of the closing date.

                  c. All other closing costs (except for the cost of delivering the Title Policy, the cost of which shall be borne as set forth in
         Article IX b), including but not limited to, recording and escrow fees shall be split equally between Purchaser and Seller; provided, however, that Seller and Purchaser shall each be responsible for the fees and expenses of their respective attorneys.

         Seller agrees to indemnify and hold Purchaser harmless of and from any and all liabilities, claims, demands, suits, and judgments, of any kind or nature (except those items which under the terms of this Agreement specifically become the obligation of Purchaser), brought by third parties and based on events occurring on or before the date of closing and which are in any way related to the ownership, maintenance, or operation of the Subject Property, and all expenses related thereto, including, but not limited to, court costs and attorneys' fees.
         Purchaser agrees to indemnify and hold Seller harmless of and from any and all liabilities, claims, demands, suits, and judgments, of any kind or nature, brought by third parties and based on events occurring subsequent to the date of closing and which are in any way related to the ownership, maintenance or operation of the Subject Property, and all expenses related thereto, including, but not limited to, court costs and attorneys' fees.

                                   ARTICLE XII
                     DAMAGE OR DESTRUCTION PRIOR TO CLOSING

         In the event that the Subject Property should be damaged by any casualty prior to closing, then if the cost of repairing such damage, as estimated by an architect or contractor retained pursuant to the mutual agreement of Seller and Purchaser, is:

                  a. Less than One Hundred Thousand Dollars ($100,000.00), then at Purchaser's option, either (i) Seller shall repair such damage as promptly as is reasonably possible, restoring the damaged property at least to its condition immediately prior to such damage; and, in the event such repairs have not been completed prior to closing, then the closing shall nevertheless proceed as scheduled, and Purchaser may have the

         Title Company withhold from Seller the funds necessary to make such repairs until Seller has repaired such damage pursuant to the provisions hereof, at which time such funds shall be distributed to Seller or (ii) Purchaser may take an assignment of Seller's proceeds and a credit for Seller's deductible (as described in paragraph [b] below) and repair such damage;

or if said cost is:

                  b. greater than One Hundred Thousand Dollars ($100,000.00), then, at Purchaser's election, Seller shall pay to Purchaser, at closing, all insurance proceeds payable for such damage, and the sale shall be closed without Seller's repairing such damage but with Purchaser receiving a credit for the amount of any deductible provided for in the applicable insurance policy, or, if Purchaser does not elect to accept such insurance proceeds, then either Seller or Purchaser may elect to terminate this Agreement.


                                  ARTICLE XIII
                             POSSESSION OF PROPERTY

         Possession of the Subject Property free and clear of all uses and encroachments, except the Permitted Exceptions, shall be delivered to Purchaser at closing.

                                   ARTICLE XIV
                                     NOTICES

         All notices, demands, or other communications of any type given by the Seller to the Purchaser, or by the Purchaser to the Seller, whether required by this Agreement or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this paragraph. All notices shall be in writing and delivered to the person to whom the notice is directed, either in person, by facsimile transmission, or by United States Mail, as a registered or certified item, return receipt requested. Notices delivered by mail shall be deemed given when deposited in a post office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed, addressed as follows:

         Seller:                    Harold Rubenstein



                                 Telephone No.:
                                 Facsimile No.:

         With a copy to:         Sacks Tierney P.A.
                                 1919 N. Central Avenue
                                 Fourteenth Floor
                                 Phoenix, Arizona  85012-2742
                                 Attn:  Rob Kimball
                                 Telephone No.:  (602) 240-2603
                                 Facsimile No.:  (602) 279-2027

         Purchaser:              General Parametrics Corporation
                                 7600 Augusta Street
                                 River Forest, Illinois  60305
                                 Attn:  Gerard M. Jacobs
                                 Telephone No.:  (708) 366-1939
                                 Facsimile No.:  (708) 366-0891

         With Required Copy to:  Meadows, Owens, Collier, Reed, Cousins & Blau,
                                 L.L.P.
                                 3700 NationsBank Plaza
                                 901 Main Street
                                 Dallas, Texas 75202
                                 Attn: Fielder F. Nelms, Esq.
                                 Telephone No.: (214) 749-2412
                                 Facsimile No.: (214) 747-3732


                                   ARTICLE XV
                                    REMEDIES

         In the event that Seller fails to timely comply with all conditions, covenants and obligations of Seller hereunder, it shall be an event of default and Purchaser shall have the option (i) to terminate this Agreement by providing written notice thereof to Seller, in which event the parties hereto shall have no further liabilities or obligations one unto the other; (ii) to waive any defect or requirement and close this Agreement; or (iii) sue Seller for specific performance or for damages; provided, however, that Purchaser's right to obtain damages hereunder shall be limited to recovery of Purchaser's out-of-pocket expenses in the event that Seller violates its obligations pursuant to this Agreement and in no event shall Purchaser have the right to sue for consequential damages including lost profits or punitive damages.

         In the event that Purchaser fails to timely comply with all conditions, covenants, and obligations Purchaser has hereunder, such failure shall be an event of default, and Seller shall have the option (i) to terminate this Agreement by providing written notice thereof to Purchaser, in which event the parties hereto shall have no further liabilities or obligations one unto the other; (ii) to waive any defect or requirement and close this Agreement; or
(iii) sue Purchaser for specific performance or for damages; provided, however, that Seller's right to obtain damages hereunder shall be limited to recovery of Seller's out-of-pocket expenses in the event that Purchaser violates its obligations pursuant to this Agreement and in no event shall Seller have the right to sue for consequential damages including lost profits or punitive damages.

                                   ARTICLE XVI
                                   ASSIGNMENT

         Purchaser may not assign its rights under this Agreement to anyone other than a Permitted Assignee without first obtaining Seller's prior written approval. Purchaser may assign its rights under this Agreement to a Permitted Assignee without prior written consent of Seller. For purposes of this Agreement a "Permitted Assignee" shall mean any entity controlled by Purchaser. For purposes of the preceding sentence an entity shall be deemed to be controlled by a person if such person owns 50% or more of the ownership interest in such entity or has the right to control 50% or more of such ownership interest through a contract or otherwise.

         In the event that the Stone Parcel or Euclid Parcel is not titled in the name of Seller, but is titled in the name of a person or entity controlled by Seller or under common control by Seller, Seller shall use its best efforts to assign Seller's rights under this Agreement to such person or entity and to cause such person or entity to assume Seller's obligations under this Agreement.

                                      XVII
                        INTERPRETATION AND APPLICABLE LAW

         This Agreement shall be construed and interpreted in accordance with the laws of the State of Arizona. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "successors and assigns" shall include the heirs, administrators, executors, successors, and assigns, as applicable, of any party hereto.

                                      XVIII
                                    AMENDMENT

         This Agreement may not be modified or amended, except by an agreement in writing signed by the Seller and the Purchaser. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions and obligations.

                                   ARTICLE XIX
                                    AUTHORITY

         Each party executing this Agreement warrants and represents that it is fully authorized to do so.

                                   ARTICLE XX
                                 ATTORNEYS' FEES

         In the event it becomes necessary for either party to file a suit to enforce this Agreement or any provisions contained herein, the prevailing party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees and costs of court incurred in such suit.

                                   ARTICLE XXI
                              DESCRIPTIVE HEADINGS

         The descriptive headings of the several paragraphs contained in this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                                  ARTICLE XXII
                                ENTIRE AGREEMENT

         This Agreement (and the items to be furnished in accordance herewith) constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement, or condition not expressed in this Agreement shall be binding upon the parties hereto or shall affect or be effective to interpret, change, or restrict the provisions of this Agreement.

                                  ARTICLE XXIII
                             MULTIPLE ORIGINALS ONLY

         Numerous copies of this Agreement may be executed by the parties hereto. Each such executed copy shall have the full force and effect of an original executed instrument.

                                  ARTICLE XXIV
                             REAL ESTATE COMMISSION

         Seller represents and warrants to Purchaser that Seller has not contacted or entered into any agreement with any real estate broker, agent, finder, or any other party in connection with this transaction, and that Seller has not taken any action which would result in any real estate broker's, finder's, or other fees or commissions being due and payable to any other party with respect to the transaction contemplated hereby. Purchaser hereby represents and warrants to Seller that Purchaser has not contracted or entered into any agreement with any real estate broker, agent, finder, or any other party in connection with this transaction, and that Purchaser has not taken any action which would result in any real estate broker's, finder's, or other fees or commissions being due or payable to any other party with respect to the transaction contemplated hereby. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including reasonable attorneys' fees) resulting to the other party by reason of a breach of the representation and warranty made by such party herein. Notwithstanding anything to the contrary contained herein, the indemnities set forth in this Article XXIV shall survive the closing.

                                   ARTICLE XXV
                                 CONFIDENTIALITY

         Except as provided otherwise in this Article XXV, Purchaser and Seller, for the benefit of each other, hereby agree that prior to the closing neither of them will release or cause or permit to be released to the public any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise publicly announce or disclose or cause or permit to be publicly announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the consent of the other party hereto (which shall not be unreasonably withheld). Seller, being aware that

Purchaser is publicly-held corporation, the securities of which are traded on a national securities exchange, acknowledges that Purchaser may be compelled by considerations of legal obligation, fiduciary and public responsibility, commercial pragmatism and established corporate policy, to issue a public press release announcing that it has entered into this Agreement and stating the material terms hereof; Purchaser agrees to send a copy of such press release directly to Seller not later than the time when Purchaser issues such press release to the public; and Seller consents to the dissemination of any such press release and to all such additional statements and disclosures Purchaser may reasonably make in responding to inquiries arising as a result of any such press release.

         Purchaser shall indemnify and hold Seller harmless, and Seller shall indemnify and hold Purchaser and the affiliates of Purchaser harmless, from and against any and all actual direct claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) suffered or incurred by the other party and proximately caused by a breach by Purchaser or Purchaser's Representatives or Seller, as the case may be, of the provisions of this Article XXV; but this
Article XXV will not entitle either Purchaser, Seller, Purchaser's affiliates or Seller's affiliates to recover consequential damages.

         It is understood that the foregoing shall not preclude either party from discussing the substance or any relevant details of the transactions contemplated in this Agreement on a confidential basis with any of its attorneys, accountants, professional consultants, financial advisors, rating agencies, or potential lenders, as the case may be, or prevent either party hereto from complying with applicable laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

         EXECUTED on this the 16th day of February, 1996.

                                       SELLER:


                                       /s/ Harold Rubenstein
                                       ----------------------------------------
                                       HAROLD RUBENSTEIN



                                       /s/ Beverly Rubenstein
                                       ----------------------------------------
                                       BEVERLY RUBENSTEIN

                                       THE RUBENSTEIN FAMILY TRUST



                                       By:  /s/ Harold Rubenstein
                                          -------------------------------------
                                       Name:    Harold Rubenstein
                                            -----------------------------------
                                       Title:   President
                                             ----------------------------------


                                       H & S BROADWAY, an Arizona partnership



                                       By:  /s/ Harold Rubenstein
                                          -------------------------------------
                                       Name:    Harold Rubenstein
                                            -----------------------------------
                                       Title:   Partner
                                             ----------------------------------


         EXECUTED on this the 16th day of February, 1996.


                                       PURCHASER:

                                       GENERAL PARAMETRICS CORPORATION, a
                                       Delaware corporation



                                       By:  /s/ Gerard M. Jacobs
                                          -------------------------------------
                                       Name:    Gerard M. Jacobs
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                   EXHIBIT "A"


The following described property situated in Pima County, Arizona:

PARCEL A:

Lots 1 through 16 in Block 35 of Bronx Park Addition to the City of Tucson, Pima County, Arizona, according to the map or plat thereof of record in the Office of the County Recorder of Pima County, Arizona, in Book 3 of Maps and Plats at page 117 thereof.

TOGETHER WITH all abandoned alleys lying within said Block 35.

PARCEL B:

A 70-foot parcel lying between the North boundary line of Block 35 and the South boundary line of Block 26 representing the abandoned Plata Street of Bronx Park Addition to the City of Tucson, Pima County, Arizona, according to the map or plat thereof of record in the office of the County Recorder of Pima County, Arizona, in Book 3 of Maps and Plats at page 117 thereof.

                                   EXHIBIT "B"


All that part of Lot 2 of Section 19, Township 14 South, Range 14 East, G & S.
R. B. & M., Pima County, Arizona, lying west of the west right-of-way of Euclid Avenue and south of the south line of Bruckner's Addition to the City of Tucson, according to the map thereof on record in the office of the County Recorder of Pima County, Arizona, in Book 1 of Land Claims at Page 581, described as follows:

                  Beginning at the point of intersection of a line parallel with and 45.00 feet northerly from the south line of the northwest quarter of said Section 19, with the west line of said section;

                  Thence north 00(degree) 00' 50" west, along said west line
                  256.55 feet to a point in a line parallel with and 1,000.00 feet southerly from said south line of Bruckner's Addition;

                  Thence north 89(degree) 55' 22" east, along said line, 396.16 feet to a point on the west line of Euclid Avenue;

                  Thence south, along said west line of Euclid Avenue, 257.06 feet to the north line of 29th Street; being parallel with and
                  45.00 feet northerly from the south line of the northwest quarter of Section 19;

                  Thence south 89(degree) 59' 49" west, along said north line of 29th Street, 396.10 feet to the point of beginning;

                  Except that certain triangular parcel conveyed to the City of Tucson by Deed recorded in Docket 2258 at Page 234.

                                   ASSIGNMENT

        In consideration for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, General Parametrics Corporation, a Delaware corporation ("GPAR"), hereby sells, assigns, and transfers to Metal Management Realty, Inc., that certain Contract of Sale (the "Contract") dated February 16, 1996, executed by and among GPAR, H&S Broadway, Harold Rubenstein, Beverly Rubenstein, and the Rubenstein Family Trust.

        Dated this 11 day of April, 1996

                                        GENERAL PARAMETRICS CORPORATION


                                        By: /s/ GERARD M. JACOBS
                                           -----------------------------------
                                        Name:   Gerard M. Jacobs
                                             ---------------------------------
                                        Title:  President
                                              --------------------------------


                                  ACCEPTANCE:

        METAL MANAGEMENT REALTY, INC., an Arizona corporation, hereby agrees to assume all of the obligations of GPAR set forth in the Contract.

        Dated this 11 day of April, 1996.

                                        METAL MANAGEMENT REALTY, INC.


                                        By: /s/ T. BENJAMIN JENNINGS
                                           -----------------------------------
                                        Name:   T. Benjamin Jennings
                                             ---------------------------------
                                        Title:  President
                                              --------------------------------